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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 24, 2007

DATAJUNGLE SOFTWARE INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-05996	91-0835748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hines Road, Suite 202, Ottawa, Ontario, Canada	K2K 3C7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (613) 254-7246

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

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Item 1.01

Entry into a Material Definitive Agreement.

On May 24, 2007, DataJungle Software Inc. (the “Company”) entered into a termination agreement effective May 31, 2007 (the “Termination Agreement”) with The Del Mar Consulting Group, Inc. (the “Consultant”) which terminated the rights and obligations of the Company and the Consultant under that certain Independent Consulting Agreement dated August 14, 2006 (the “Consulting Agreement”) by and between the Company and the Consultant.

Pursuant to the Consulting Agreement, the Company was obligated to pay the Consultant $6,000 a month through July 31, 2007 (the “Cash Fee”), had issued 1,500,000 shares of its common stock to the Consultant in 2006, and had granted the Consultant the right (the “Registration Rights”), subject to certain conditions, to have such shares included in any registration statement filed by the Company under the Securities Act of 1933, as amended.  The Consulting Agreement also included certain anti-dilution rights (the “Anti-Dilution Rights”) that would have obligated the Company to issue to the Consultant that number of shares of common stock equal to 4.99% of the Company’s issued and outstanding common stock.

The material terms of the Termination Agreement provide for:

1.

The termination of the Anti-Dilution Rights and the Registration Rights;

2.

The termination of all services to be performed by the Consultant under the Consulting Agreement; and

3.

The payment to the Consultant of $48,000 in accrued and unpaid Cash Fees through May 31, 2007, such payment to be made on or before December 31, 2007, subject to acceleration in the event the Company were to engage in certain capital raising activities.

Item 1.02

Termination of a Material Definitive Agreement.

See Item 1.01 of this Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

DataJungle Software Inc.

/s/ Edward Munden

_______________________________

Edward Munden, Chairman of the Board,

CEO, President

Date: May 31, 2007